Exhibit 99.1

PERRY ELLIS INTERNATIONAL REPORTS 14.3% INCREASE IN REVENUES

AND 8.4% INCREASE IN PROFITS IN FIRST QUARTER

-RE-AFFIRMS GUIDANCE FOR FISCAL 2006-

MIAMI—May 24, 2005—Perry Ellis International, Inc. (NASDAQ: PERY) today reported record total revenue for the first quarter ended April 30, 2005 of $225.6 million, an increase of $28.2 million or 14.3% over the $197.4 million reported for the first quarter ended April 30, 2004.

Net income grew to $8.9 million for the quarter ended April 30, 2005, an increase of $686,000 or 8.4 % over the same quarter last year. Earnings per fully diluted share for the quarter ended April 30, 2005 were $0.89 which were equal to diluted earnings per share for the first quarter in the prior year. Earnings per diluted share for the most recent quarter, however, included a 9% increase in weighted average shares outstanding due to the Company’s stock offering in May 2004.

The Company confirmed its previously announced fiscal 2006 guidance with total revenues expected to be in the range of approximately $890 to $910 million and diluted earnings per share to be approximately $2.25 to $2.35.

George Feldenkreis, chairman and chief executive officer, stated: “We are delighted to have delivered the strongest revenue quarter in the history of the Company to our shareholders. Our strong portfolio of brands and diverse customer base continues to position the company for growth. The integration of the Tropical Sportswear business is proceeding as planned, making Perry Ellis International even more important to the retail customers in both the tops and bottoms categories. We see tremendous opportunities for several of our brands in the current retail environment.”

Oscar Feldenkreis, president and chief operating officer, commented, “The strength of our brands and our retail diversification strategy continues to provide solid results. Perry Ellis® continues to be a solid performer in the department store channel of distribution, and we can now complement Perry Ellis’® proficiency in dress bottoms with Savane®’s reputation in casual pants. We are also excited about the performance internationally of the Farah® and Savanne® brands and are looking forward to the opportunities of launching our other brands in Europe and the U.K. through our recently acquired U.K. subsidiary. Original Penguin® is one of the hottest young men’s brands in the market today, with a celebrity following and a range of new product launches planned this year. Our Cubavera® and other Hispanic initiatives continue to perform exceptionally well at all levels of retail distribution. And finally, our stable of golf brands, especially Grand Slam® and PGA Tour®, performed extremely well this quarter, in response to customer and consumer interest in this lifestyle category.”

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances, including dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear to all major levels of retail distribution. The company, through its wholly owned subsidiaries, owns a portfolio of highly recognized brands including Perry Ellis®, Jantzen®, Cubavera®, Munsingwear®, John Henry®, Original Penguin®, Grand Slam®, Natural Issue®, Pro Player®, the Havanera Co.®, Axis®, and Tricots St. Raphael®. The company also licenses trademarks from third parties including Nike® for swimwear, and PING® and PGA TOUR® for golf apparel. Additional information on the company is available at http://www.pery.com.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of Perry Ellis could differ materially from those expressed or indicated by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, a significant decrease in business from or loss of any of Perry Ellis’ major customers, anticipated and unanticipated trends and conditions in the apparel industry, including future retail and wholesale consolidation, the effectiveness of Perry Ellis’ planned advertising, marketing and promotional campaigns, the seasonality and performance of Perry Ellis’ swimwear business, the ability of Perry Ellis to contain costs, disruption in the supply chain, Perry Ellis’ future capital needs and ability to obtain financing, ability to integrate businesses, trademarks, trade names and licenses, including the recently completed Tropical acquisition, ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, changes in the costs of raw materials, labor and advertising, ability to carry out growth strategies, the level of consumer spending for apparel and other merchandise, ability to compete, termination or non-renewal of any material license agreements to which Perry Ellis is a party, exposure to foreign currency and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict and other factors, including those set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. Any forward-looking statements speak only as of the day hereof and Perry Ellis disclaims any intent or obligation to update the same.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended April 30,
	2005	2004
Revenues
Net sales	$220,394	$192,104
Royalty income	5,206	5,315

Total revenues	225,600	197,419
Cost of sales	152,673	134,616

Gross profit	72,927	62,803
Operating expenses
Selling, general and administrative expenses	51,088	44,873
Depreciation and amortization	2,240	1,505

Total operating expenses	53,328	46,378

Operating income	19,599	16,425
Interest expense	5,370	3,445

Income before minority interest and income taxes	14,229	12,980
Minority interest	243	59
Income tax provision	5,095	4,716

Net income	$8,891	$8,205

Net income per share
Basic	$1.05	$0.97

Diluted	$0.89	$0.89

Weighted average number of shares outstanding
Basic	8,465	8,476
Diluted	10,000	9,187

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	April 30, 2005	January 31, 2005
Assets
Current assets:
Cash and cash equivalents	$4,760	$5,398
Accounts receivable, net	176,517	134,918
Inventories, net	158,437	115,321
Deferred income taxes	13,134	12,564
Prepaid income taxes	691	2,354
Other current assets	5,615	7,748

Total current assets	359,154	278,303

Property and equipment, net	63,311	48,978
Intangible assets, net	177,174	160,885
Deferred income taxes	7,329	10,216
Other assets	13,715	16,578

Total assets	$620,683	$514,960

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$44,091	$47,492
Accrued expenses	22,538	13,913
Accrued interest	1,802	4,800
Current portion of real estate mortgage	143	140
Income taxes payable	202	—
Deferred income taxes	32	—
Unearned revenues	1,138	1,036
Other current liabilities	3,080	3,119

Total current liabilities	73,026	70,500

Long term liabilities:
Senior subordinated notes payable	148,790	151,518
Senior secured notes payable	57,925	58,828
Senior credit facility	107,912	10,771
Real estate mortgage	11,356	11,393
Lease payable long term	698	381
Deferred pension obligation	15,597	15,617

Total long term liabilities	342,278	248,508

Total liabilities	415,304	319,008

Minority interest	1,627	1,384

Stockholders’ equity

Preferred stock	—	—
Common stock	95	95
Additional paid in capital	87,956	87,544
Retained earnings	115,188	106,297
Accumulated other comprehensive income	513	632

Total	203,752	194,568

Common stock in treasury	—	—

Total stockholders’ equity	203,752	194,568

Total liabilities and stockholders’ equity	$620,683	$514,960

CONTACT: Perry Ellis International, Inc., Miami

Rosemary Trudeau, 305-873-1294

rosemary.trudeau@pery.com